UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

HUB INTERNATIONAL LIMITED

(Exact name of Registrant as specified in its charter)

Canada

(State or Other Jurisdiction of Incorporation)

1-31310	36-4412416
(Commission File Number)	(I.R.S. Employer Identification Number)

55 East Jackson Boulevard, Chicago, Illinois 60604

(877) 402-6601

(Address of principal executive offices and telephone number, including area code)

n/a

(Former name or former Address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 2, 2007, Hub International Limited (the “Company”) borrowed $10,000,000 under its $75,000,000 unsecured revolving credit facility, dated as of April 4, 2006 (the “U.S. Credit Facility”), by and between the Company and Bank of Montreal, to fund in part the earnout payment in the amount of $21.8 million made to Tal Man, LLC in connection with the July 2004 acquisition of Talbot Financial Corporation. The Company had previously borrowed $22,000,000 under the U.S. Credit Facility on February 28, 2007, to fund in part the acquisition of Hibernia Insurance Agency, L.L.C. As of the date of this Current Report on Form 8-K, the Company had aggregate borrowings of $32,000,000 under the U.S. Credit Facility.

On April 3, 2007, the Company entered into an Amending Agreement (the “Amending Agreement”) with Bank of Montreal to extend the term of the U.S. Credit facility to April 2, 2008 from April 4, 2007. The Company paid Bank of Montreal a one-time fee of $75,000.00 in connection with this extension. The foregoing summary of the Amending Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amending Agreement, attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

2.1	Amending Agreement, dated as of April 3, 2007, between Bank of Montreal and Hub International Limited.

EXHIBIT INDEX

Exhibit	Description
2.1	Amending Agreement, dated as of April 3, 2007, between Bank of Montreal and Hub International Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2007

HUB INTERNATIONAL LIMITED

By:	/s/ Marianne D. Paine
Name:	Marianne D. Paine
Title:	Chief Legal Officer and Assistant Secretary